Exhibit 99.1

Adial Pharmaceuticals Provides Business Update following Favorable
Comments from FDA End-of-Phase 2 (EOP2) Meeting for AD04

FDA Minutes Reflect Constructive Dialogue and Successful Meeting Outcome with Alignment on Upcoming Phase 3 Clinical Trial Design for AD04 In Alcohol Use Disorder

Glen Allen, VA – September 16, 2025 – Adial Pharmaceuticals, Inc. (NASDAQ: ADIL) (“Adial” or the “Company”), a clinical-stage biopharmaceutical company focused on developing therapies for the treatment and prevention of addiction and related disorders, today announced receipt of the final meeting minutes from its End of Phase 2 (EOP2) Meeting with the U.S. Food and Drug Administration (FDA) held on July 29, 2025. The minutes provide the FDA’s formal input into the AD04 Phase 3 adaptive clinical trial design and broader clinical development strategy. This positive feedback marks a key milestone in advancing AD04 toward registration.

The objective for the EOP2 Meeting was to align with the FDA on the design of the Phase 3 clinical development program for AD04, the Company’s lead investigational drug, a serotonin-3 receptor antagonist, being developed for the treatment of Alcohol Use Disorder (AUD) in individuals with heavy drinking and select genotypes. The discussion included key elements of the planned adaptive study design elements, such as target population, clinical endpoints, inclusion and exclusion criteria, dosing regimen, and affirmation of the biomarker-positive and biomarker-negative groups.

Key Highlights from the FDA EOP2 Meeting:

●	FDA recognized AUD as an unmet need.

●	FDA supported Adial’s protocol and proposed adaptive trial design core elements, including the defined biomarker-positive and biomarker-negative patients, key inclusion criteria targeting moderate to severe AUD, trial duration, primary endpoints, interim analysis sample size, and safety monitoring framework.

●	FDA confirmed the proposed primary efficacy endpoints for AD04, specifically, zero heavy drinking days during months 5 and 6 of the efficacy observation period.

●	FDA advised that key secondary endpoints intended for future product labeling should be pre-specified in the protocol for consideration.

●	The FDA supported Adial’s plan to account for homozygous populations and referenced guidance on developing targeted therapies for low-frequency molecular subsets, with implications for study design and potential labeling of rare subgroups.

●	The FDA provided feedback on the planned interim analyses, Statistical Analysis Plan (SAP), and Data Monitoring Committee (DMC) structure, and emphasized the importance of alignment between the study protocol, simulation report, and SAP to ensure appropriate alpha control and minimize post-trial data analysis risk.

Adial is implementing FDA recommendations consistent with the meeting outcomes, ensuring its readiness to advance toward registrational Phase 3 development. The AD04 program is designed to bring focused and targeted commercial success after registration and approval, for patients who are biomarker positive for AG+, a subset of the AUD population, identified through Adial’s proprietary genetic test. The AG+ biomarker is present in roughly 14% of the general population as represented in large scale epidemiology studies as well as the prior clinical study population from previous trials of AD04.

“We believe we are at an inflection point in Adial’s journey,” commented Cary Claiborne, CEO of Adial. “The successful completion of our End of Phase 2 meeting with the FDA has provided critical guidance that strengthens the clinical and statistical framework for our upcoming Phase 3 trial of AD04. With regulatory alignment on key protocol elements, including patient population, efficacy endpoints, biomarker stratification, and adaptive enrichment strategies— we are now positioned to advance a streamlined and scientifically rigorous program designed to maximize the probability of success.”

“This milestone reflects more than regulatory progress-it demonstrates our commitment to precision medicine. By integrating pharmacogenetic insights and validated biomarkers into our development strategy, we are enhancing clinical predictability and setting a new benchmark for targeted therapeutics in neuropsychiatry. This progress, coupled with the recent announcement of our new patent filing for AD04 possibly extending market exclusivity to 2045, frame the AD04 program as an extremely attractive future commercial opportunity with a meaningful patient impact. We remain focused on delivering a transformative solution for patients living with AUD.”

“As we advance toward Phase 3, we believe we are executing from a position of strength across regulatory, clinical, and manufacturing fronts. This milestone is also a catalyst for strategic partnership discussions, which we expect to accelerate with FDA alignment now in place. With disciplined execution, we believe AD04 is positioned to become the first genetically targeted therapy for AUD—addressing a large, underserved patient population and unlocking a highly attractive commercial opportunity,” concluded Mr. Claiborne.

About Adial Pharmaceuticals, Inc.

Adial Pharmaceuticals is a clinical-stage biopharmaceutical company focused on the development of treatments for addictions and related disorders. The Company’s lead investigational new drug product, AD04, is a genetically targeted, serotonin-3 receptor antagonist, therapeutic agent for the treatment of Alcohol Use Disorder (AUD) in heavy drinking patients and was recently investigated in the Company’s ONWARD™ pivotal Phase 3 clinical trial for the potential treatment of AUD in subjects with certain target genotypes identified using the Company’s companion diagnostic genetic test. ONWARD showed promising results in reducing drinking in heavy drinking patients, and no overt safety or tolerability concerns. AD04 is also believed to have the potential to treat other addictive disorders such as Opioid Use Disorder, gambling, and obesity. Additional information is available at www.adial.com.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the

U.S. federal securities laws. Such statements are based upon various facts and derived utilizing numerous important assumptions and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. The forward-looking statements include statements regarding advancing AD04 toward registration, implementing FDA recommendations consistent with the meeting outcomes, ensuring the Company’s readiness to advance toward registrational Phase 3 development, designing the AD04 program to bring focused and targeted commercial success after registration and approval for patients who are biomarker positive for AG+, being at an inflection point in Adial’s journey, being positioned to advance a streamlined and scientifically rigorous program designed to maximize the probability of success, integrating pharmacogenetic insights and validated biomarkers into the Company’s development strategy, enhancing clinical predictability and setting a new benchmark for targeted therapeutics in neuropsychiatry, extending market exclusivity to 2045 with the new patent filing for AD04, delivering a transformative solution for patients living with AUD, executing from a position of strength across regulatory, clinical, and manufacturing fronts, accelerating strategic partnership discussions with FDA alignment now in place, AD04 becoming the first genetically targeted therapy for AUD, addressing a large, underserved patient population and unlocking a highly attractive commercial opportunity and the potential of AD04 to treat other addictive disorders such as Opioid Use Disorder, gambling, and obesity. Any forward-looking statements included herein reflect our current views, and they involve certain risks and uncertainties, including, among others, our ability to obtain regulatory approvals for commercialization of product candidates or to comply with ongoing regulatory requirements, our ability to develop strategic partnership opportunities and maintain collaborations, our ability to obtain or maintain the capital or grants necessary to fund our research and development activities, our ability to complete clinical trials on time and achieve desired results and benefits as expected, regulatory limitations relating to our ability to promote or commercialize our product candidates for specific indications, acceptance of our product candidates in the marketplace and the successful development, marketing or sale of our products, our ability to maintain our license agreements, the continued maintenance and growth of our patent estate and our ability to retain our key employees or maintain our Nasdaq listing. These risks should not be construed as exhaustive and should be read together with the other cautionary statement included in our Annual Report on Form 10-K for the year ended December 31, 2024, subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was initially made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

Contact:

Crescendo Communications, LLC

David Waldman / Alexandra Schilt

Tel: 212-671-1020

Email: adil@crescendo-ir.com

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